Exhibit 99.1

April 29, 2009	Analyst Contact:	Dan Harrison
918-588-7950
	Media Contact:	Megan Washbourne
918-588-7572

ONEOK Announces First-quarter 2009 Earnings;
Reaffirms 2009 Earnings Guidance

TULSA, Okla. – April 29, 2009 – ONEOK, Inc. (NYSE: OKE) today announced first-quarter 2009 earnings of $1.16 per diluted share, compared with $1.36 per diluted share in the same period last year.  Net income attributable to ONEOK was $122.3 million in the first quarter 2009, compared with $143.8 million in the same period in 2008.

ONEOK also reaffirmed its 2009 earnings per share guidance, announced on Feb. 5, 2009, in the range of $2.25 to $2.75 per diluted share.

“The distribution segment had a great quarter as we continue to see the benefits from the successful execution of our rate strategies and cost-control initiatives,” said John W. Gibson, ONEOK chief executive officer.  “We are also pleased that both our ONEOK Partners and energy services segments turned in strong performances, despite the difficult economic conditions and significantly lower commodity prices.

“Continued positive free cash flow enabled us to further reduce debt and strengthen our balance sheet.  With strong liquidity and no debt maturities until 2011, we have the financial flexibility to perform well in a challenging economic environment and make the investments necessary to drive the company’s continued success,” Gibson added.

First-quarter 2009 operating income was $293.0 million, compared with $333.1 million for the first quarter 2008.  The decrease was due primarily to lower realized commodity prices and narrower natural gas liquids (NGL) product price differentials in the ONEOK Partners segment, and lower transportation, storage and marketing margins in the energy services segment.  These decreases were partially offset by the implementation of new rate mechanisms in the distribution segment and increased NGL volumes in the ONEOK Partners segment, due, in part, to the Overland Pass Pipeline, which began operations in the fourth quarter 2008.

First-quarter 2009 operating costs decreased to $186.9 million, compared with $193.3 million in the same period last year, primarily as a result of lower bad-debt expenses in the distribution segment and reduced general operating costs.  These decreases were partially offset by higher operating costs at ONEOK Partners’ fractionation facilities, which included costs from

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ONEOK Announces First-quarter 2009 Earnings;
Reaffirms 2009 Earnings Guidance

April 29, 2009

the recently expanded Bushton fractionator, and from incremental costs associated with the Overland Pass Pipeline.

FIRST-QUARTER 2009 SUMMARY INCLUDES:

·	Operating income of $293.0 million, compared with $333.1 million in the first quarter last year;
·	ONEOK Partners segment operating income of $124.8 million, compared with $150.5 million in the first quarter 2008;
·	Distribution segment operating income of $112.9 million, compared with $108.5 million in the first quarter 2008;
·	Energy services segment operating income of $54.9 million, compared with $74.3 million in the first quarter 2008;
·	ONEOK Partners completing a $500 million public offering of 10-year senior notes at a coupon of 8.625 percent in March 2009;
·	ONEOK Partners completing the Guardian Pipeline expansion and extension, the D-J Basin Lateral Pipeline and the Grasslands natural gas processing facility expansion;
·	Filing for rate increases in the distribution segment’s central Texas service area for $3.6 million and in the Rio Grande Valley, Texas, service area for $3.7 million;
·	Repaying $100 million of maturing long-term debt in February 2009;
·	Reducing ONEOK’s stand-alone total debt to 49 percent of total capitalization;
·
ONEOK, on a stand-alone basis, ending the quarter with $550.0 million in short-term debt, $1.0 billion available on its existing credit facilities, $75.6 million of cash and cash equivalents and $297.3 million of natural gas in storage;

·
Distributions declared on the company’s general partner interest in ONEOK Partners of $22.7 million for the first quarter 2009; distributions declared on the company’s limited partner interest in ONEOK Partners of $45.8 million for the first quarter 2009;

·
Continuing to produce positive ONEOK stand-alone cash flow from continuing operations, before changes in working capital, of $191.6 million, which exceeded stand-alone capital expenditures and dividends of $92.6 million by $99.0 million;

·	Declaring a quarterly dividend of 40 cents payable on May 15, 2009, to shareholders of record at the close of business April 30, 2009, unchanged from the previous quarter; and
·	Naming Geoffrey A. Sands as vice president of environment, safety and health for ONEOK and ONEOK Partners.

FIRST-QUARTER 2009 BUSINESS UNIT RESULTS

ONEOK Partners

ONEOK Partners’ first-quarter 2009 operating income was $124.8 million, compared with $150.5 million in the same period last year.

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ONEOK Announces First-quarter 2009 Earnings;
Reaffirms 2009 Earnings Guidance

April 29, 2009

The first-quarter 2009 results decreased primarily due to lower commodity prices, which reduced the natural gas gathering and processing business’ results by $27.5 million, and narrower NGL product price differentials and lower NGL marketing margins, which reduced the natural gas liquids gathering and fractionation business’ results by $16.5 million.  These decreases were partially offset by a $20.4 million increase in the natural gas liquids businesses due to increased throughput in the partnership’s NGL gathering, distribution and fractionation facilities, driven by the Overland Pass Pipeline, which began operations in the fourth quarter 2008, and by new supply connections.

First-quarter 2009 operating costs were $89.4 million, compared with $88.1 million in the first quarter 2008.  Operating costs increased at fractionation facilities, due, in part, to the recently expanded Bushton fractionator, and incremental expenses associated with the Overland Pass Pipeline.  These increases were partially offset by lower general operating costs.  Depreciation and amortization expense increased to $39.9 million, compared with $29.9 million in the same period in 2008, primarily due to incremental expenses associated with the partnership’s completed capital projects.

Equity earnings from investments for the first quarter 2009 were $21.2 million, compared with $27.8 million in the same period a year earlier, primarily as a result of lower revenues in ONEOK Partners’ various natural gas gathering and processing investments and in the Northern Border Pipeline, of which the partnership owns 50 percent.

Distribution

The distribution segment reported operating income of $112.9 million in the first quarter 2009, compared with $108.5 million in the first quarter 2008.

First-quarter 2009 results increased as a result of the implementation of new rate mechanisms of $2.4 million in Oklahoma, $0.7 million in Kansas and $0.7 million in Texas, compared with the same period last year.  These increases were partially offset by $1.9 million in lower sales volumes due to warmer weather across the segment’s three-state service territory.

First-quarter 2009 operating costs decreased to $90.1 million, compared with $94.2 million in the first quarter 2008, primarily as a result of $2.9 million in reduced bad-debt expenses across the segment’s service territory, as well as lower employee-related costs.  Depreciation and amortization expense was $31.6 million in the first quarter 2009, compared with $29.0 million in the same period last year.

Residential natural gas volumes sold were lower in the first quarter 2009, compared with the same period last year, due to warmer temperatures in the segment’s entire service territory; however, the impact on margins was moderated by weather-normalization mechanisms.

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ONEOK Announces First-quarter 2009 Earnings;
Reaffirms 2009 Earnings Guidance

April 29, 2009

Energy Services

Energy Services reported first-quarter 2009 operating income of $54.9 million, compared with $74.3 million in the same period in 2008.

The decrease in first-quarter 2009 earnings, compared with the prior-year period, is due to $16.0 million in reduced transportation margins, net of hedging activities, primarily as a result of lower Mid-Continent-to-Gulf Coast region margins; and $12.5 million in reduced storage and marketing margins, net of hedging activities, due primarily to lower realized seasonal storage differentials; partially offset by an increase of $7.0 million in financial trading margins.

At March 31, 2009, total natural gas in storage was 45.8 Bcf, compared with 14.6 Bcf a year earlier.  Total natural gas storage capacity under lease was 91 Bcf in the first quarter of 2009, compared with 96 Bcf in the same period 2008.  At May 1, 2009, total natural gas storage capacity under lease will be 82.5 Bcf.

The net margin for the energy services segment was derived from the following sources:

	Three Months Ended
	March 31,
	2009	2008
	(Millions of dollars)
Marketing, storage and transportation, gross	$111.9	$137.7
Storage and transportation costs	(57.0)	(54.3)
Marketing, storage and transportation, net	54.9	83.4
Retail marketing	4.4	5.2
Financial trading	3.2	(3.7)
Net margin	$62.5	$84.9

EARNINGS CONFERENCE CALL AND WEBCAST

ONEOK and ONEOK Partners management will conduct a joint conference call on Thursday, April 30, 2009, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time).  The call will also be carried live on ONEOK’s and ONEOK Partners’ Web sites.

To participate in the telephone conference call, dial 866-259-6033, pass code 1350009, or log on to www.oneok.com or www.oneokpartners.com.

If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s Web site, www.oneok.com, and ONEOK Partners’ Web site, www.oneokpartners.com, for 30 days.  A recording will be available by phone for seven days.   The playback call may be accessed at 866-837-8032, pass code 1350009.

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ONEOK Announces First-quarter 2009 Earnings;
Reaffirms 2009 Earnings Guidance

April 29, 2009

ONEOK, Inc. (NYSE: OKE) is a diversified energy company.  We are the general partner and own 47.7 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is among the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas.  Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.  ONEOK is a Fortune 500 company.

For information about ONEOK, Inc., visit the Web site: www.oneok.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended.  The forward-looking statements relate to our anticipated financial performance, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters.  We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.  The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

You should not place undue reliance on forward-looking statements.  Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Those factors may affect our operations, markets, products, services and prices.  In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

·	the effects of weather and other natural phenomena on our operations, including energy sales and demand for our services and energy prices;
·	competition from other United States and Canadian energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, biofuels such as ethanol and biodiesel;
·	the status of deregulation of retail natural gas distribution;
·	the capital intensive nature of our businesses;
·	the profitability of assets or businesses acquired or constructed by us;
·	our ability to make cost-saving changes in operations;
·	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;
·	the uncertainty of estimates, including accruals and costs of environmental remediation;
·	the timing and extent of changes in energy commodity prices;
·
the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, environmental compliance, climate change initiatives, and authorized rates of recovery of gas and gas transportation costs;

·
the impact on drilling and production by factors beyond our control, including the demand for natural gas and refinery-grade crude oil; producers’ desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities;

·	changes in demand for the use of natural gas because of market conditions caused by concerns about global warming;

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ONEOK Announces First-quarter 2009 Earnings;
Reaffirms 2009 Earnings Guidance

April 29, 2009

·
the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension expense and funding resulting from changes in stock and bond market returns;

·
our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds, and/or place us at competitive disadvantages compared to our competitors that have less debt, or have other adverse consequences;

·	actions by rating agencies concerning the credit ratings of ONEOK and ONEOK Partners;
·
the results of administrative proceedings and litigation, regulatory actions and receipt of expected clearances involving the Oklahoma Corporation Commission (OCC), Kansas Corporation Commission (KCC), Texas regulatory authorities or any other local, state or federal regulatory body, including the Federal Energy Regulatory Commission (FERC);

·	our ability to access capital at competitive rates or on terms acceptable to us;
·	risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling;
·	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;
·	the impact and outcome of pending and future litigation;
·	the ability to market pipeline capacity on favorable terms, including the effects of:
-	future demand for and prices of natural gas and NGLs;
-	competitive conditions in the overall energy market;
-	availability of supplies of Canadian and United States natural gas; and
-	availability of additional storage capacity;
·	performance of contractual obligations by our customers, service providers, contractors and shippers;
·	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;
·
our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;

·	the mechanical integrity of facilities operated;
·	demand for our services in the proximity of our facilities;
·	our ability to control operating costs;
·	adverse labor relations;
·	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’ or shippers’ facilities;
·	economic climate and growth in the geographic areas in which we do business;
·
the risk of a prolonged slowdown in growth or decline in the U.S. economy or the risk of delay in growth recovery in the United States economy, including increasing liquidity risks in United States credit markets;

·	the impact of recently issued and future accounting pronouncements and other changes in accounting policies;
·	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;
·	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;
·
risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

·	the possible loss of gas distribution franchises or other adverse effects caused by the actions of municipalities;
·	the impact of unsold pipeline capacity being greater or less than expected;
·	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;
·	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;
·	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;
·	the impact of potential impairment charges;

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ONEOK Announces First-quarter 2009 Earnings;
Reaffirms 2009 Earnings Guidance

April 29, 2009

·	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;
·	our ability to control construction costs and completion schedules of our pipelines and other projects; and
·	the risk factors listed in the reports we have filed and may file with the Securities and Exchange Commission (SEC), which are incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements.  Other factors could also have material adverse effects on our future results.  These and other risks are described in greater detail in Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2008.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors.  Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.  OKE-FE

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ONEOK Announces First-quarter 2009 Earnings;
Reaffirms 2009 Earnings Guidance

April 29, 2009

ONEOK, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended
	March 31,
(Unaudited)	2009	2008
	(Thousands of dollars, except per share amounts)

Revenues	$2,789,827	$4,902,076
Cost of sales and fuel	2,238,416	4,316,164
Net Margin	551,411	585,912
Operating Expenses
Operations and maintenance	161,719	167,992
Depreciation and amortization	72,126	59,479
General taxes	25,227	25,331
Total Operating Expenses	259,072	252,802
Gain (Loss) on Sale of Assets	664	13
Operating Income	293,003	333,123
Equity earnings from investments	21,222	27,783
Allowance for equity funds used during construction	9,003	8,496
Other income	1,665	3,232
Other expense	(3,944)	(4,608)
Interest expense	(77,961)	(62,861)
Income before Income Taxes	242,988	305,165
Income taxes	(79,439)	(92,368)
Net Income	163,549	212,797
Net income attributable to noncontrolling interests	(41,264)	(68,960)
Net Income Attributable to ONEOK	$122,285	$143,837

Earnings Per Share of Common Stock
Net Earnings Per Share, Basic	$1.16	$1.38
Net Earnings Per Share, Diluted	$1.16	$1.36

Average Shares of Common Stock (Thousands)
Basic	105,162	104,170
Diluted	105,733	105,821

Dividends Declared Per Share of Common Stock	$0.40	$0.38

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ONEOK Announces First-quarter 2009 Earnings;
Reaffirms 2009 Earnings Guidance

April 29, 2009

ONEOK, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
	March 31,	December 31,
(Unaudited)	2009	2008
Assets	(Thousands of dollars)

Current Assets
Cash and cash equivalents	$76,753	$510,058
Accounts receivable, net	1,014,142	1,265,300
Gas and natural gas liquids in storage	443,244	858,966
Commodity exchanges and imbalances	49,734	56,248
Energy marketing and risk management assets	280,962	362,808
Deposits	102,355	105,798
Other current assets	71,539	218,424
Total Current Assets	2,038,729	3,377,602

Property, Plant and Equipment
Property, plant and equipment	9,688,778	9,476,619
Accumulated depreciation and amortization	2,252,123	2,212,850
Net Property, Plant and Equipment	7,436,655	7,263,769

Investments and Other Assets
Goodwill and intangible assets	1,036,309	1,038,226
Energy marketing and risk management assets	60,550	45,900
Investments in unconsolidated affiliates	747,990	755,492
Other assets	619,731	645,073
Total Investments and Other Assets	2,464,580	2,484,691
Total Assets	$11,939,964	$13,126,062

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ONEOK Announces First-quarter 2009 Earnings;
Reaffirms 2009 Earnings Guidance

April 29, 2009

ONEOK, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
	March 31,	December 31,
(Unaudited)	2009	2008
Liabilities and Shareholders’ Equity	(Thousands of dollars)

Current Liabilities
Current maturities of long-term debt	$18,200	$118,195
Notes payable	986,700	2,270,000
Accounts payable	798,625	1,122,761
Commodity exchanges and imbalances	130,199	188,030
Energy marketing and risk management liabilities	77,084	175,006
Other current liabilities	436,702	319,772
Total Current Liabilities	2,447,510	4,193,764

Long-term Debt, excluding current maturities	4,602,756	4,112,581

Deferred Credits and Other Liabilities
Deferred income taxes	866,497	890,815
Energy marketing and risk management liabilities	16,892	46,311
Other deferred credits	765,176	715,052
Total Deferred Credits and Other Liabilities	1,648,565	1,652,178

Commitments and Contingencies

Shareholders’ Equity

ONEOK Shareholders’ Equity
Common stock, $0.01 par value:
authorized 300,000,000 shares; issued 122,103,602 shares
and outstanding 105,293,253 shares at March 31, 2009;
issued 121,647,007 shares and outstanding 104,845,231
shares at December 31, 2008	1,221	1,216
Paid in capital	1,301,849	1,301,153
Accumulated other comprehensive loss	(56,152)	(70,616)
Retained earnings	1,633,238	1,553,033
Treasury stock, at cost: 16,810,349 shares at March 31,
2009 and 16,801,776 shares at December 31, 2008	(696,863)	(696,616)
Total ONEOK Shareholders’ Equity	2,183,293	2,088,170

Noncontrolling Interests in Consolidated Subsidiaries	1,057,840	1,079,369

Total Shareholders’ Equity	3,241,133	3,167,539
Total Liabilities and Shareholders’ Equity	$11,939,964	$13,126,062

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ONEOK Announces First-quarter 2009 Earnings;
Reaffirms 2009 Earnings Guidance

April 29, 2009

ONEOK, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
(Unaudited)	2009	2008
Operating Activities	(Thousands of dollars)
Net income	$163,549	$212,797
Depreciation and amortization	72,126	59,479
Allowance for equity funds used during construction	(9,003)	(8,496)
Gain on sale of assets	(664)	(13)
Equity earnings from investments	(21,222)	(27,783)
Distributions received from unconsolidated affiliates	25,187	24,040
Deferred income taxes	23,624	29,362
Stock-based compensation expense	4,173	7,982
Allowance for doubtful accounts	(822)	2,035
Changes in assets and liabilities (net of acquisition and disposition effects):
Accounts receivable	251,980	(7,065)
Gas and natural gas liquids in storage	404,416	488,214
Deposits	3,443	(52,052)
Accounts payable	(311,252)	119,795
Commodity exchanges and imbalances, net	(51,317)	(24,686)
Energy marketing and risk management assets and liabilities	(32,921)	33,626
Accrued interest	38,623	50,293
Unrecovered purchased gas costs	42,445	26,802
Fair value of firm commitments	153,391	(50,686)
Other assets and liabilities	35,102	(13,129)
Cash Provided by Operating Activities	790,858	870,515
Investing Activities
Changes in investments in unconsolidated affiliates	3,362	3,311
Acquisitions	-	2,450
Capital expenditures (less allowance for equity funds used during construction)	(243,027)	(339,531)
Proceeds from sale of assets	1,083	161
Cash Used in Investing Activities	(238,582)	(333,609)
Financing Activities
Borrowing (repayment) of notes payable, net	(813,300)	63,000
Repayment of notes payable with maturities over 90 days	(470,000)	-
Issuance of debt, net of discounts	498,325	-
Long-term debt financing costs	(4,000)	-
Payment of debt	(104,037)	(405,504)
Repurchase of common stock	(247)	(15)
Issuance of common stock	2,509	1,533
Issuance of common units, net of discounts	-	140,369
Dividends paid	(42,080)	(39,536)
Distributions to noncontrolling interests	(52,751)	(47,118)
Cash Used in Financing Activities	(985,581)	(287,271)
Change in Cash and Cash Equivalents	(433,305)	249,635
Cash and Cash Equivalents at Beginning of Period	510,058	19,105
Cash and Cash Equivalents at End of Period	$76,753	$268,740

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ONEOK Announces First-quarter 2009 Earnings;
Reaffirms 2009 Earnings Guidance

April 29, 2009

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE
	Three Months Ended
	March 31,
(Unaudited)	2009	2008
	(Millions of dollars, except as noted)
ONEOK Partners
Net margin	$253.5	$268.5
Operating costs	$89.4	$88.1
Depreciation and amortization	$39.9	$29.9
Operating income	$124.8	$150.5
Natural gas gathered (BBtu/d)	1,163	1,192
Natural gas processed (BBtu/d)	653	624
Natural gas transported (MMcf/d)	4,200	4,075
Residue gas sales (BBtu/d)	285	277
NGLs gathered (MBbl/d)	324	250
NGL sales (MBbl/d)	380	286
NGLs fractionated (MBbl/d)	465	391
NGLs transported (MBbl/d)	445	303
Capital expenditures	$192.5	$267.1
Conway-to-Mont Belvieu OPIS average price differential
Ethane ($/gallon)	$0.08	$0.09
Natural Gas Gathering and Processing:
Realized composite NGL sales price ($/gallon)	$0.66	$1.33
Realized condensate sales price ($/Bbl)	$62.24	$87.51
Realized natural gas sales price ($/MMBtu)	$3.59	$7.40
Realized gross processing spread ($/MMBtu)	$6.59	$7.43

Distribution
Net margin	$234.6	$231.7
Operating costs	$90.1	$94.2
Depreciation and amortization	$31.6	$29.0
Operating income	$112.9	$108.5
Capital expenditures	$44.7	$30.6
Natural gas volumes (Bcf)
Gas sales	73.6	80.9
Transportation	56.0	62.1
Natural gas margins
Net margin on gas sales	$196.1	$194.0
Transportation revenues	$26.5	$27.3

Energy Services
Net margin	$62.5	$84.9
Operating costs	$7.5	$10.2
Depreciation and amortization	$0.1	$0.4
Operating income	$54.9	$74.3
Natural gas marketed (Bcf)	329	340
Natural gas gross margin ($/Mcf)	$0.19	$0.17
Physically settled volumes (Bcf)	634	636

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ONEOK Announces First-quarter 2009 Earnings;
Reaffirms 2009 Earnings Guidance

April 29, 2009

ONEOK, Inc. and Subsidiaries
CONSOLIDATING INCOME STATEMENT

	Three Months Ended March 31, 2009
		ONEOK	Consolidating
(Unaudited)	ONEOK	Partners	Entries	Consolidated
	(Millions of dollars)
Operating Income
ONEOK Partners	$-	$125	$-	$125
Distribution	113	-	-	113
Energy Services	55	-	-	55
Other	-	-	-	-
Operating Income	168	125	-	293
Equity in earnings of ONEOK Partners	59	-	(59)	-
Other income (expense)	(2)	29	-	27
Interest expense	(27)	(51)	-	(78)
Income taxes	(76)	(3)	-	(79)
Net Income	122	100	(59)	163
Net income attributable to noncontrolling interests	-	-	(41)	(41)
Net Income Attributable to ONEOK	$122	$100	$(100)	$122

	Three Months Ended March 31, 2008
		ONEOK	Consolidating
(Unaudited)	ONEOK	Partners	Entries	Consolidated
	(Millions of dollars)
Operating Income
ONEOK Partners	$-	$151	$-	$151
Distribution	109	-	-	109
Energy Services	74	-	-	74
Other	(1)	-	-	(1)
Operating Income	182	151	-	333
Equity in earnings of ONEOK Partners	76	-	(76)	-
Other income (expense)	(1)	36	-	35
Interest expense	(24)	(39)	-	(63)
Income taxes	(89)	(3)	-	(92)
Net Income	144	145	(76)	213
Net income attributable to noncontrolling interests	-	-	(69)	(69)
Net Income Attributable to ONEOK	$144	$145	$(145)	$144

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ONEOK Announces First-quarter 2009 Earnings;
Reaffirms 2009 Earnings Guidance

April 29, 2009

ONEOK, Inc. and Subsidiaries
REGULATION G GAAP RECONCILIATION
ONEOK, Inc. Stand-Alone Cash Flow, Before Changes in Working Capital

Three Months Ended
(Unaudited)	March 31, 2009
(Millions of dollars)
Net income	$163.5
Net income attributable to noncontrolling interests	(41.3)
Depreciation and amortization	32.2
Distributions received from unconsolidated affiliates	68.5
Equity earnings from investments	(58.3)
Deferred income taxes	23.6
Stock based compensation expense	4.2
Allowance for doubtful accounts	(0.8)
Cash flow, before changes in working capital (a)	$191.6

(a) ONEOK stand-alone cash flow, before changes in working capital, is a non-GAAP financial measure used by management, industry analysts, investors, lenders and rating agencies to assess the financial performance and the operating results of our fundamental business activities. ONEOK stand-alone cash flow, before changes in working capital, should not be considered in isolation or as a substitute for net income, income from operations or other measures of cash flow.